Exhibit 99.1

NEWS RELEASE
For Immediate Release:
November 4, 2019

Sterling Reports 2019 Third Quarter Results
Increases 2019 Adjusted Guidance to Reflect the
Immediately Accretive Plateau Acquisition

THE WOODLANDS, TX – November 4, 2019 – Sterling Construction Company, Inc. (NasdaqGS: STRL) (“Sterling” or “the Company”) today announced financial results for the third quarter of 2019.

Consolidated Third Quarter 2019 Financial Results Compared to Third Quarter 2018:

•	Revenues were $291.7 million compared to $291.3 million;

•	Gross margin was 10.0% of revenues compared to 10.7%;

•	Plateau acquisition related costs totaled $1.9 million or $0.07 diluted share(1);

•
Net income attributable to Sterling common stockholders was $8.0 million (GAAP basis) or $9.9 million (adjusted basis(1)) compared to $8.9 million, reflecting a growth in net income attributable to Sterling common stockholders of 11% (adjusted basis(1)); and,

•	Net income per diluted share attributable to Sterling common stockholders was $0.30 (GAAP basis) or $0.37 (adjusted basis(1)) compared to $0.33.

Consolidated Financial Position, Liquidity and Cash Flows at September 30, 2019:

•	Cash and Cash Equivalents were $76.5 million; and,

•	Debt totaled $74.7 million.

Business Overview
Third quarter 2019 revenues increased $0.4 million compared to the prior year quarter, primarily driven by a $3.2 million increase in residential construction. The slightly lower heavy civil revenues were consistent with our expectations.
Gross profit was $29.2 million in the third quarter of 2019, a decrease of $2.1 million from the prior year third quarter. Gross margin declined 72 basis points to 10.0%. This decrease reflects a lower margin revenue mix, driven by the completion of two large design-build projects at the end of 2018. The company expects the margin mix to improve with the ramp up of several large design-build projects in 2020. Additionally, margins within residential construction declined as a result of the expansion into the Houston market.

(1)	Adjusted basis excludes costs related to the acquisition of Plateau. See the “Reconciliation of Non-GAAP Supplemental Adjusted Financial Data” section below for more information.

General and administrative expenses were $10.8 million in the third quarter of 2019, or 3.7% of revenues compared to $11.5 million or 3.9% of revenues in the third quarter of 2018, reflecting lower business development costs in the third quarter of 2019.
Heavy Civil Construction Backlog Highlights

•
Combined backlog at September 30, 2019 was $1.2 billion, up slightly from December 31, 2018. Combined backlog consists of $881.4 million of backlog and $272.6 million of unsigned contracts as of September 30, 2019 compared to $850.7 million and $292.7 million at December 31, 2018, respectively. No residential construction contracts are included in backlog;

•	Gross margin on projects in combined backlog as of September 30, 2019 averaged 9.3%, an increase from 9.1% at June 30, 2019 and 8.9% at December 31, 2018; and,

•	Non-heavy highway revenues accounted for 43.5% of third quarter of 2019 heavy civil construction revenues, compared to 40.3% in the third quarter of 2018.
CEO Remarks and Outlook
“We had another strong quarter with adjusted net income growth of 11%(1) compared to the third quarter of last year, on essentially flat top-line results,” stated Joe Cutillo, Sterling’s Chief Executive Officer. “The 2019 third quarter was in-line with our expectations headed into the period and is exemplary of our strategy to consistently increase our bottom line as opposed to focusing on revenue growth. Our Heavy Civil revenues were down slightly compared to the same period last year, as a result of delays in the start of several large projects that we mentioned last quarter. We expect to see contribution from these projects in early 2020. Our backlog overall remains near record highs and most notably, margins in backlog improved in the third quarter, reflecting our disciplined bidding strategy.”
Mr. Cutillo continued, “Revenue in our Residential segment increased approximately 9% year over year, while operating margin declined 0.9%, due in large part to a mix shift. We have been ramping up our expansion into the Houston market, which has generated lower margins than our well-established operation in Dallas-Fort Worth as we build scale and efficiencies. As we continue to expand in the large and growing Houston market, we expect operating margins to improve. Looking at our residential business overall, we still foresee mid-single digit revenue growth and continued attractive margins in this segment.”
“In early October, we closed on our acquisition of Plateau, a leading provider of large-scale site infrastructure improvement contracting services that serves primarily large, blue-chip customers in the e-commerce, data center, distribution center and warehousing sectors,” remarked Mr. Cutillo. “This acquisition directly aligns with our strategic vision by diversifying Sterling into adjacent end markets with a focus on bottom line growth. Plateau not only positions us in exciting and quickly growing market segments, but also expands our geographic footprint into the highly attractive Southeastern United States. We expect this transaction to result in a significant boost to our profitability in 2020 and beyond and we are excited to ramp up our activities with the Plateau team.”

Mr. Cutillo concluded, “Despite the delayed starts on several large heavy civil projects, we continue to expect to reach our previously articulated full year 2019 targets on an organic basis. We are revising our guidance for the full year 2019 to reflect our expectations for the incremental contribution from Plateau. We now expect our 2019 revenues to be in the range $1.065 billion to $1.085 billion and GAAP net income attributable to Sterling common stockholders of $16 million to $17 million with weighted average shares of approximately 27.3 million. Our full year GAAP net income guidance includes acquisition related costs of approximately $4 million and approximately $9 million of early debt extinguishment cost related to the refinancing of our principle borrowing facility. We expect our full year adjusted net income attributable to Sterling common stockholders to be $29 million to $30 million(1), excluding the aforementioned acquisition related and early debt extinguishment costs.
Looking ahead to 2020, we expect substantial growth in our consolidated net income as we recognize a full year of Plateau contribution, work starts on the large heavy civil projects that were delayed in 2019, along with other projects in our combined backlog, and benefit from continued profitable growth in our residential business driven by continued expansion in Houston and ongoing market strength in Tealstone’s core Dallas-Fort Worth market.”
Conference Call
Sterling’s management will hold a conference call to discuss these results and recent corporate developments on Tuesday, November 5, 2019 at 9:00 a.m. ET/8:00 a.m. CT. Interested parties may participate in the call by dialing (201) 493-6744 or (877) 445-9755. Please call in ten minutes before the conference call is scheduled to begin and ask for the Sterling Construction call. Following management’s opening remarks, there will be a question and answer session. Questions may be asked during the live call, or alternatively, you may e-mail questions in advance to Brigette.Wilcox@strlco.com.
To listen to a simultaneous webcast of the call, please go to the Company’s website at www.strlco.com at least fifteen minutes early to download and install any necessary audio software. If you are unable to listen live, the conference call webcast will be archived on the Company’s website for thirty days.
About Sterling
Sterling is a construction company that specializes in heavy civil infrastructure construction and infrastructure rehabilitation as well as residential construction projects. The Company operates primarily in Arizona, California, Colorado, Hawaii, Nevada, Texas and Utah, as well as other states in which there are feasible construction opportunities. Heavy civil construction projects include highways, roads, bridges, airfields, ports, light rail, water, wastewater and storm drainage systems, foundations for multi-family homes, commercial concrete projects and parking structures. Residential construction projects include concrete foundations for single-family homes.

Important Information for Investors and Stockholders
Non-GAAP Measures
This press release contains “Non-GAAP” financial measures as defined under Regulation G of the amended U.S. Securities Exchange Act of 1934. The Company reports financial results in accordance with U.S. generally accepted accounting principles (“GAAP”), but the Company believes that certain Non-GAAP financial measures provide useful supplemental information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and are useful for period-over-period comparisons of those operations.
Non-GAAP measures include adjusted EPS and adjusted net income, in each case excluding the impacts of certain identified items. The excluded items represent items that the Company does not consider to be representative of its normal operations. The Company believes that these measures are useful measures for investors to review, because they provide a consistent measure of the underlying financial results of the Company’s ongoing business and, in the Company’s view, allow for a supplemental comparison against historical results and expectations for future performance. Furthermore, the Company uses each of these measures as measures of the performance of the Company’s operations for budgeting, forecasting, as well as employee incentive compensation. However, Non-GAAP measures should not be considered as substitutes for EPS, net income, or other data prepared and reported in accordance with GAAP and should be viewed in addition to the Company’s reported results prepared in accordance with GAAP.
The Company has included adjusted net income as a forecast non-GAAP measure in this press release and the Company believes this forward-looking financial estimate is within reasonable measure.
Reconciliations of these Non-GAAP financial measures and forecast Non-GAAP financial measures to the most comparable GAAP measures are provided in the tables included in this press release.
Cautionary Statement Regarding Forward-Looking Statements
This press release contains statements that are considered forward-looking statements within the meaning of the federal securities laws. These forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond our control, which may include statements about our: business strategy; financial strategy; and plans, objectives, expectations, forecasts, outlook and intentions. All of these types of statements, other than statements of historical fact included in this press release, are forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “could,” “should,” “expect,” “plan,” “project,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “pursue,” “target,” “continue,” the negative of such terms or other comparable terminology. The forward-looking statements contained in this press release are largely based on our expectations, which reflect estimates and assumptions made by our management. These estimates and assumptions reflect our best judgment based on currently known market conditions and other factors. Although we believe such estimates and assumptions to be reasonable, they are inherently uncertain and involve a number of risks and uncertainties that are beyond our control. In addition, management’s assumptions about future events may prove to be inaccurate. Management cautions all readers that the forward-looking statements contained in this press release are not guarantees of future performance, and we cannot assure any reader that such statements will be realized or the forward-looking events and circumstances will occur. Actual results may differ materially from those anticipated or implied in the forward-looking statements due to factors listed in the “Risk Factors” section in our filings with the U.S. Securities and Exchange Commission (“SEC”) and elsewhere in those filings. The forward-looking statements speak only as of the date made, and other than as required by law, we do not intend to publicly update or revise any forward-looking statements as a result of new information, future events or otherwise. These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.

Contact: Sterling Construction Company, Inc. Ron Ballschmiede, Chief Financial Officer 281-214-0800	Investor Relations Counsel: The Equity Group Inc. Fred Buonocore, CFA 212-836-9607

STERLING CONSTRUCTION COMPANY, INC. & SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Revenues	$291,699	$291,266	$779,734	$782,492
Cost of revenues	(262,483)	(259,987)	(705,519)	(700,333)
Gross profit	29,216	31,279	74,215	82,159
General and administrative expense	(10,839)	(11,455)	(34,102)	(36,998)
Acquisition related costs	(1,896)	—	(2,158)	—
Other operating expense, net	(4,366)	(5,451)	(9,936)	(11,960)
Operating income	12,115	14,373	28,019	33,201
Interest income	331	274	986	604
Interest expense	(3,024)	(3,066)	(8,988)	(9,265)
Income before income taxes	9,422	11,581	20,017	24,540
Income tax expense	(913)	(1,413)	(1,782)	(1,551)
Net income	8,509	10,168	18,235	22,989
Less: Net income attributable to noncontrolling interests	(552)	(1,251)	(635)	(3,409)
Net income attributable to Sterling common stockholders	$7,957	$8,917	$17,600	$19,580

Net income per share attributable to Sterling common stockholders:
Basic	$0.30	$0.33	$0.67	$0.73
Diluted	$0.30	$0.33	$0.66	$0.72

Weighted average common shares outstanding:
Basic	26,365	26,908	26,359	26,893
Diluted	26,637	27,295	26,661	27,174

STERLING CONSTRUCTION COMPANY, INC. & SUBSIDIARIES
SEGMENT INFORMATION
(In thousands)
(Unaudited)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2019	% of Total	2018	% of Total	2019	% of Total	2018	% of Total
Revenues
Heavy Civil Construction	$251,757	86%	$254,544	87%	$661,071	85%	$665,068	85%
Residential Construction	39,942	14%	36,722	13%	118,663	15%	117,424	15%
Total Revenues	$291,699		$291,266		$779,734		$782,492
Operating Income
Heavy Civil Construction	$8,692	62%	$9,148	64%	$14,253	47%	$17,488	53%
Residential Construction	5,319	38%	5,225	36%	15,924	53%	15,713	47%
Subtotal	14,011		14,373		30,177		33,201
Acquisition related costs	(1,896)		—		(2,158)		—
Total Operating Income	$12,115		$14,373		$28,019		$33,201

STERLING CONSTRUCTION COMPANY, INC. & SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except per share data)
(Unaudited)

	September 30, 2019	December 31, 2018
Assets
Current assets:
Cash and cash equivalents	$76,530	$94,095
Accounts receivable, including retainage	160,512	145,026
Costs and estimated earnings in excess of billings	67,602	41,542
Inventory	2,386	3,159
Receivables from and equity in construction joint ventures	14,651	10,720
Other current assets	11,065	8,074
Total current assets	332,746	302,616
Property and equipment, net	48,584	51,999
Operating lease right-of-use assets	14,589	—
Goodwill	85,231	85,231
Other intangibles, net	40,617	42,418
Other non-current assets, net	202	309
Total assets	$521,969	$482,573
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$110,624	$99,426
Billings in excess of costs and estimated earnings	61,533	62,407
Current maturities of long-term debt	12,238	2,899
Current portion of long-term lease obligations	7,492	—
Income taxes payable	214	318
Accrued compensation	14,576	9,448
Other current liabilities	6,982	4,676
Total current liabilities	213,659	179,174
Long-term debt	62,489	79,117
Long-term lease obligations	7,191	—
Members’ interest subject to mandatory redemption and undistributed earnings	51,272	49,343
Deferred taxes	3,011	1,450
Other long-term liabilities	1,088	1,229
Total liabilities	338,710	310,313
Stockholders’ equity:
Preferred stock, par value $0.01 per share; 1,000 shares authorized, none issued	—	—
Common stock, par value $0.01 per share; 38,000 shares authorized, 27,049 and 27,064 shares issued, 26,476 and 26,597 shares outstanding	271	271
Additional paid in capital	234,309	233,795
Treasury Stock, at cost: 573 and 467 shares	(6,581)	(4,731)
Retained deficit	(47,334)	(64,934)
Total Sterling stockholders’ equity	180,665	164,401
Noncontrolling interests	2,594	7,859
Total stockholders’ equity	183,259	172,260
Total liabilities and stockholders’ equity	$521,969	$482,573

STERLING CONSTRUCTION COMPANY, INC. & SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Nine Months Ended September 30,
	2019	2018
Cash flows from operating activities:
Net income	$18,235	$22,989
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	12,288	12,511
Amortization of deferred debt costs	2,375	2,427
Gain on disposal of property and equipment	(466)	(466)
Deferred tax expense	1,561	1,299
Stock-based compensation expense	2,489	2,181
Changes in operating assets and liabilities	(28,005)	(14,695)
Net cash provided by operating activities	8,477	26,246
Cash flows from investing activities:
Capital expenditures	(7,871)	(9,533)
Proceeds from sale of property and equipment	1,265	1,499
Net cash used in investing activities	(6,606)	(8,034)
Cash flows from financing activities:
Repayments of long-term debt	(10,435)	(11,298)
Distributions to noncontrolling interest owners	(5,900)	(1,350)
Purchase of treasury stock	(3,201)	—
Other	100	(181)
Net cash used in financing activities	(19,436)	(12,829)
Net change in cash and cash equivalents	(17,565)	5,383
Cash and cash equivalents at beginning of period	94,095	83,953
Cash and cash equivalents at end of period	$76,530	$89,336

STERLING CONSTRUCTION COMPANY, INC. & SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
Reconciliation of Non-GAAP Supplemental Adjusted Financial Data (1)
(In thousands, except per share data)
(Unaudited)

The Company reports its financial results in accordance with GAAP. This press release also includes several Non-GAAP financial measures as defined under the SEC’s Regulation G. The following tables reconcile certain Non-GAAP financial measures used in this press release to comparable GAAP financial measures.

	Three Months Ended September 30, 2019
	As Reported (GAAP)	Adjustment	Adjusted (Non-GAAP)
Revenues	$291,699	$—	$291,699
Cost of revenues	(262,483)	—	(262,483)
Gross profit	29,216	—	29,216
General and administrative expense	(10,839)	—	(10,839)
Acquisition related costs	(1,896)	1,896	—
Other operating expense, net	(4,366)	—	(4,366)
Operating income	12,115	1,896	14,011
Interest income	331	—	331
Interest expense	(3,024)	—	(3,024)
Income before income taxes	9,422	1,896	11,318
Income tax expense	(913)	—	(913)
Net income	8,509	1,896	10,405
Less: Net income attributable to noncontrolling interests	(552)	—	(552)
Net income attributable to Sterling common stockholders	$7,957	$1,896	$9,853

Percent change in net income attributable to Sterling common stockholders compared to the three months ended September 30, 2018 amount of $8,917	(11)%		11%

Net income per share attributable to Sterling common stockholders:
Basic	$0.30	$0.07	$0.37
Diluted	$0.30	$0.07	$0.37

Weighted average common shares outstanding:
Basic	26,365	26,365	26,365
Diluted	26,637	26,637	26,637

(1)    The summary unaudited adjusted financial data is presented excluding the costs of acquiring Plateau. This presentation is considered a non-GAAP financial measure, which the Company believes provides a better indication of our operating results prior to the acquisition.

	Forward-Looking Twelve Months Ended December 31, 2019
	Forecast (GAAP)	Adjustment(1)	Adjusted (Non-GAAP)
Net income attributable to Sterling common stockholders (Low Estimate)	$16,000	$13,000	$29,000
Net income attributable to Sterling common stockholders (High Estimate)	$17,000	$13,000	$30,000

(1)    The adjustment includes estimated full year acquisition related costs of approximately $4 million and approximately $9 million of early debt extinguishment cost related to the refinancing of our principle borrowing facility.